UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: June 3, 2025
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way
Torrance	California	90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VIRC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02 Results of Operations and Financial Condition.

On June 6, 2025, Virco Mfg. Corporation issued a press release announcing its financial results for the first quarter ended April 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 3, 2025, Virco Mfg. Corporation, (the "Company") was notified that Moss Adams LLP ("Moss Adams"), the Company's independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams has resigned as the auditors of the Company and the Audit Committee of the Company’s Board of Directors approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended January 31, 2025 and 2024, and for each of the three-years in the period ended January 31, 2025, and internal control over financial reporting as of January 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended January 31, 2025, and 2024, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the years ended January 31, 2025 and 2024, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moss Adams with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Moss Adams furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the Commission, dated June 3, 2025, is filed as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 3, 2025, the Company’s Board of Directors declared a cash dividend for the Company’s second fiscal quarter of
$0.025 on each outstanding share of common stock. The dividend is payable on July 11, 2025 to stockholders of record of the common stock as of the close of business on June 20, 2025. While the Company currently intends to pay future dividends on a quarterly basis, following review and approval by the Board of Directors, the declaration and payment of future dividends, as well as the amounts thereof, are subject to the discretion of the Board as well as restrictive covenants in the Company’s lending agreements. There can be no assurance that the Company will declare and pay dividends in future periods.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 16.1	Letter of Moss Adams LLP dated June 3, 2025
Exhibit 99.1	Press Release dated June 6, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)

Date: June 6, 2025	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors